SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: April 29, 2005
                        (Date of earliest event reported)

                       FIRST HORIZON ASSET SECURITIES INC.
             (Exact name of Registrant as specified in its charter)

      Delaware                       333-119657                 75-2808384
(State of Incorporation)        (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)


           4000 Horizon Way                               75063
             Irving, Texas                              (Zip Code)
    (Address of Principal executive
               offices)


       Registrant's Telephone Number, Including Area Code: (214) 441-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.        Other Events.

      Reference is hereby made to the Registrant's Registration Statement on Form S-3 (File No. 333-119647) filed with the Securities and Exchange Commission (the "Commission") on October 20, 2004 (the "Registration Statement"), pursuant to which the Registrant registered $10,000,000,000 aggregate principal amount of its mortgage pass-through certificates, issuable in various series, for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the Prospectus, dated February 25, 2005 and the related Prospectus Supplement, dated April 22, 2005 with respect to the Registrant's Mortgage Pass-Through Certificates, Series 2005-3 (the "Certificates") to be filed with the Commission pursuant to Rule 424(b)(5) prior to the issuance and sale of the Certificates, which is expected to occur on or prior to April 29, 2005 (collectively, the "Prospectus").

      The Registrant is filing this Current Report on Form 8-K to provide prospective investors with certain materials which constitute "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"), the filing of which materials is a condition of the relief granted in such letters (such materials being the "Computational Materials"). The Computational Materials set forth in
Exhibit 99.1 were prepared solely by Bear, Stearns & Co. Inc. ("Bear Stearns") in connection with the offering of certain Classes of Certificates, and the Registrant did not prepare or participate in the preparation of any such Computational Materials.

      The assumptions used in preparing the Computational Materials were based upon a preliminary compilation of the underlying collateral and the estimated principal amount and other features of the Certificates. The actual features of the Certificates and a detailed description of the final constituency of the underlying collateral are set forth in the Prospectus.

      Due to the preliminary nature of the collateral and security information used in preparing the Computational Materials, no assurance can be given as to either the Computational Materials' or the underlying assumptions' accuracy, appropriateness or completeness in any particular context; nor can assurance be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

      Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the collateral will occur at rates slower or faster than the rates shown in the attached Computational Materials.

      Furthermore, unless otherwise provided, the Computational Materials assume no losses on the collateral and no interest shortfall. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the actual collateral and the hypothetical collateral used in preparing the Computational Materials. As noted above, the principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

      Please be advised that mortgage-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, mortgage prepayments, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

      Any statement or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 9.01.        Financial Statements and Exhibits.

      (c) Exhibits

       Exhibit No.    Description
       -----------    -----------

           99.1     Computational Materials prepared by Bear, Stearns & Co. Inc.

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant as of the date first written above has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FIRST HORIZON ASSET SECURITIES INC.

                                         By: /s/ Alfred Chang
                                             -----------------------------------
                                             Alfred Chang
                                             Vice President



Dated:  May 3, 2005